EXHIBIT 21.1
SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation
Effective as of June 30, 2007

JURISDICTION
	OF	OTHER BUSINESS
SUBSIDIARY	ORGANIZATION	NAMES
ACB Airport Solutions, LLC	Georgia	None
ACS Application Management Services, Inc.	California	BlueStar Solutions
ACS BPS de Guatemala Sociedad Anonima	Guatemala	None
ACS BRC Holdings, Inc.	Delaware	None
ACS Business Process Solutions (Dominican Republic), S.A.	Dominican Republic	None
ACS Business Process Solutions (Jamaica) Limited	Jamaica	None
ACS Business Process Solutions de Mexico S.A. de C.V.	Mexico	None
ACS Business Process Solutions Limited	United Kingdom	None
ACS Business Resources Corporation	Delaware	None
ACS Business Services, LLC	Delaware	None
ACS Commercial Solutions, Inc.	Nevada	ACS Business Process Solutions
ACS Commercial Solutions Italy S.r.l.	Italy	None
ACS Consultant Company, Inc.	Michigan	ACS Healthcare Solutions;
Superior Consultant;
Superior Consultant Company;
Superior Consultant Company, Inc.;
HIT Resources
ACS Consultant Holdings Corporation	Delaware	Superior Consultant Holdings
ACS Contact Solutions of Canada, ULC	Canada	None
ACS Defense, LLC	Delaware	None
ACS EDI Gateway, Inc.	Delaware	None
ACS Education Services, Inc.	Delaware	None
ACS Education Solutions, LLC	Delaware	None
ACS Enterprise Solutions, Inc.	Delaware	ACS Government Information Services;
ACS Government Records;
ACS State & Local Services;
ACS Technical Services;
BRC Government Services;
Enduro Binders;
Logan Services, Inc.;
Exigent Computer Group;
Exigent Computer Group, Inc.
ACS Federal Solutions LLC	Delaware	None
ACS Global, Inc.	Delaware	None
ACS Government Solutions Canada Inc.	Canada	None
ACS Government Systems, Inc.	Delaware	ACS Firehouse Solutions;
Firehouse Software;
Visionary Systems
ACS Health Administration, Inc.	Delaware	Rewards Administration Center

JURISDICTION
	OF	OTHER BUSINESS
SUBSIDIARY	ORGANIZATION	NAMES
ACS Health Care, Inc.	Oregon	None
ACS Heritage, Inc.	Virginia	Heritage Information Systems
ACS Holdings (UK) LLP	United Kingdom	None
ACS HR Solutions, LLC	Pennsylvania	None
ACS Human Resources Solutions, Inc.	Pennsylvania	None
ACS Human Services, LLC	Indiana	None
ACS Image Solutions, Inc.	Louisiana	DPX Corporation
ACS IT Solutions, LP	Delaware	None
ACS Lending, Inc.	Delaware	None
ACS Marketing, L.P.	Delaware	None
ACS Middle East, Inc.	Delaware	None
ACS of the Philippines, Inc.	Philippines	None
ACS Outsourcing Solutions, Inc.	Michigan	None
ACS Print and Mail Services, Inc.	Michigan	None
ACS Properties, Inc.	Delaware	None
ACS Protection Services, Inc.	Texas	None
ACS Public Sector Solutions Inc.	Canada	None
ACS Puerto Rico, LLC	Puerto Rico	None
ACS REBGM, Inc.	Illinois	None
ACS Recovery Services, Inc.	Delaware	Primax Recoveries
ACS Securities Services, Inc.	Texas	None
ACS Solutions Chile SA	Chile	None
ACS Solutions Hong Kong Limited	Hong Kong	None
ACS Solutions Italia, S.p.A.	Italy	None
ACS Solutions Schweiz AG	Switzerland
ACS State & Local Solutions, Inc.	New York	Florida Alliance for Families;
LDC Collection Systems;
National Collections Center;
Raleigh Capital City Parking
ACS State Healthcare, LLC	Delaware	Consultec, LLC;
General American Consultec
ACS Systech Integrators, Inc.	California	Systech Integrators;
Systech Integrated
ACS TradeOne Marketing, Inc.	Delaware	Affiliated ACS Eastern Services, Inc.;
Class Action Newsletter;
TradeOne Marketing;
Unclaimed Property Recovery Reporting;
Unclaimed Property Recovery Reporting, Inc.;
ACS Financial and Securities Services
ACS Transport Solutions, Inc.	Georgia	None
ACS Trust I	Delaware	None
ACS Trust II	Delaware	None
ACS Welfare Benefit Trust	Texas	None
ACS Worldwide Lending Limited	United Kingdom	None
ACS-BPS (Ghana) Limited	Ghana	None

JURISDICTION
	OF	OTHER BUSINESS
SUBSIDIARY	ORGANIZATION	NAMES
ACS/ECG Holdings, LLC	Delaware	None
ACS China Solutions Hong Kong Limited	Hong Kong	None
Affiliated Computer Services (Fiji) Limited	Fiji	None
Affiliated Computer Services (Tianjin) Co., Ltd.	China	None
Affiliated Computer Services (Netherlands) B.V.	Netherlands	None
Affiliated Computer Services Business Process Solutions, S.A.R.L.	France	None
Affiliated Computer Services do Brasil Ltda.	Brazil	None
Affiliated Computer Services Hungary Commercial and Service Provider Limited Liability Company	Hungary	None
Affiliated Computer Services GmbH	Switzerland	None
Affiliated Computer Services Holdings (France) S.A.R.L.	France	None
Affiliated Computer Services Holdings (Luxembourg) S.A.R.L.	Luxembourg	None
Affiliated Computer Services International (Barbados) Limited	Barbados	None
Affiliated Computer Services International B.V.	Netherlands	None
Affiliated Computer Services Ireland Limited	Ireland	None
Affiliated Computer Services Malaysia Sdn. Bhd.	Malaysia	None
Affiliated Computer Services of Belgium SPRL	Belgium	None
Affiliated Computer Services of Germany GmbH	Germany	None
Affiliated Computer Services of India Private Limited	India	None
Affiliated Computer Services of Poland Sp. z o.o.	Poland	None
Affiliated Computer Services of Spain, S.L., Sociedad Unipersonal	Spain	None
Affiliated Computer Services Solutions France S.A.S.	France	None
Affiliated Computer Services Solutions Spain, S.L.	Spain	None
Affiliated Computer Services Strategic Support (France)	France	None
Agilera, Inc.	Delaware	None
Agilera Messaging, Inc.	Delaware	None
Applicast, Inc.	Delaware	None
ACS Solutions de Mexico S.A. de C.V.	Mexico	None
Bevis Trustees Ltd.	United Kingdom	None
Buck Consultants (Administration & Investment) Limited	United Kingdom	None

JURISDICTION
	OF	OTHER BUSINESS
SUBSIDIARY	ORGANIZATION	NAMES
Buck Consultants (Healthcare) Ltd	United Kingdom	None
Buck Consultants GmbH	Germany	None
Buck Consultants Insurance Agency Limited	Canada	None
Buck Consultants Limited	United Kingdom	None
Buck Consultants Limited/Les Conseilliers Buck Limitee	Canada	None
Buck Consultants, LLC	Delaware	None
Buck Heissmann Holding GmbH	Germany	None
Buck Heissmann NV/SA	Belgium	None
Buck Heissmann S.L. (Spain)	Spain	None
Buck Kwasha Securities, LLC	Delaware	None
Buckingham Trustees Limited	United Kingdom	None
CDR Associates, L.L.C.	Delaware	None
Concera Corporation	Oregon	New York Job Partners
Curtis & Associates, Inc.
Consultec IPA, Inc.	New York	None
Digital Information Systems Company, L.L.C.	Georgia	Digital Indexing Systems Company
Etravelexperts, LLC	Delaware	None
FCTC Transfer Services, L.P.	Delaware	First City Transfer Company
Government Records Services, Inc.	Delaware	None
Health Technology Acquisition Company	Indiana	None
Intellinex LLC	Delaware	ACS Global Learning
Intellinex Europe B.V.	Netherlands	None
LiveBridge, Inc.	Oregon	Telemark, Inc.
MidasPlus, Inc.	Arizona	None
Newspaper Services Holding, Inc.	Oregon	None
Outsourced Administrative Systems, Inc.	Indiana	None
Patient Accounting Service Center LLC	Washington	ARSTRAT
ACS Systems
Superior Venture Partner, Inc.	Pennsylvania	None
Systech Development Centre Private Limited	India	None
Talking People Limited	United Kingdom	None
Tenacity Manufacturing Company, Inc.	Delaware	None
The National Abandoned Property Processing Corporation	Delaware	None
Title Records Corporation	Delaware	Title Records Division Inc.
Transaction Processing Specialists, Inc.	Texas	None
Truckload Management Services, Inc.	Colorado	MultiMedia Recruiting, Inc.;
Truckload Management, Inc.;
Trippak Express;
Trippak Express, Inc.;
Trippak Retail Sales;
Trippak Services
UPRR Securities, LLC	Delaware	None
Wagers & Associates, Inc.	Colorado	None

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